EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                              March 31, 1995


                                          ------------------

      Net Income                                  $111,073

      Income Taxes                                  49,994
                                                 ----------
                                                  $161,067
                                                 ----------


      Fixed Charges:
          Interest                                $ 45,143
          Amortization of Debt Discount,
            Expense and Premium                      1,655
          Rentals                                   36,591
                                                 ----------
                                                  $ 83,389
                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $244,456
                                                 ==========



      Ratio of Earnings to Fixed Charges             2.93X
                                                 ==========